                                EXHIBIT 10.F8

                          STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") dated June 20, 1994, is by and among UNITED GROCERS, INC., an Oregon corporation ("Buyer"), and C & K MARKET, INC., an Oregon corporation ("Seller").

     Seller owns beneficially and of record, as treasury stock, 485,000 shares of common stock of the Company (the "Shares"). Buyer desires to purchase from Seller and Seller desires to sell to Buyer 145,256 Shares, which sum will represent 22 percent of all of the issued and outstanding capital stock of Seller, on the terms and subject to the conditions set forth herein. The transactions contemplated in this Agreement are herein referred to as the "Purchase."

SECTION 1.     PURCHASE OF SHARES AND RELATED MATTERS

          1.1 Purchase of Shares. Subject to the terms and conditions set forth herein, at the Closing (as defined below) Seller will sell 145,256 Shares to Buyer and Buyer will purchase 145,256 Shares from Seller.

          1.2 Purchase Price. Buyer will pay to Seller for the Shares $5,750,000 (the "Purchase Price").

          1.3 Payment of Purchase Price. The Purchase Price will be paid to Seller as follows:

               (a) A cash amount of $5,750,000 shall be paid by Buyer to Seller on or before June 30, 1994.

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF COMPANY AND SELLER

     As a material inducement to Buyer to enter into this Agreement and purchase the Shares, Seller represents and warrants that:

          2.1 Organization and Corporate Power. Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of Oregon and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. Seller has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties, to carry on its business as now conducted. The copies of Seller's charter documents and Bylaws that have been furnished to Buyer's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          2.2 Capital Stock and Related Matters. The authorized capital stock of the Seller consists of 1,000,000 shares of common stock, 515,000 of which are issued and outstanding and 485,000 of which are owned, beneficially and of record as treasury stock, by Seller and no other capital stock of the Seller is issued and outstanding. Seller does not have outstanding and has not agreed, orally or in writing, to issue any stock or securities convertible or exchangeable for any shares of its capital stock, nor does it have outstanding nor has it agreed, orally or in writing, to issue any options or rights to purchase or otherwise acquire its capital stock. Seller is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, except as required by the employee stock purchase plan dated September 30, 1989. All of the outstanding shares of the Seller's capital stock are validly issued, fully paid, and nonassessable, except as required by the employee stock purchase plan. Seller has, and upon purchase thereof by Buyer pursuant to the terms of this Agreement Buyer will have, good and marketable title to the Shares, free and clear of all security interests, liens, encumbrances, or other restrictions or claims, subject only to restrictions as to marketability. Assuming that the representations in Section 3.6 are true and correct, Seller has not violated or will not violate any applicable securities laws in connection with the offer or sale of the Shares to Buyer hereunder.

          2.3 Purchase Agreement. As further and as a material consideration for Buyer's purchase of Shares heretofore identified, Seller covenants and agrees with Buyer:

               (a) To cause each of its present and hereinafter acquired retail grocery stores to become members in good standing of United Grocers, Inc., in accordance with the Bylaws of United Grocers, Inc., for a period not less than seven (7) years from date of Closing.

               (b) To use Buyer as its principal supplier and to purchase from Buyer during the term of this Agreement, grocery, produce, meat, HABA, and general merchandise in the aggregate weekly purchase price of not less than 50 percent of Seller's weekly gross sales, exclusive of video, gasoline, service center, lottery, hardware store sales, and liquor sales, to the extent that Buyer shall now or hereinafter be able to supply such goods and merchandise to Seller. Said calculation of weekly purchases to be computed on a calendar quarterly basis. Buyer will supply Seller's requirements at such prices and on such terms as are reasonably comparable to those offered by Buyer to other purchasers from Buyer carrying on a business similar to that of Seller in the geographical areas in which Seller operates its stores. If, with respect to said 50 percent purchase requirement, at any time Seller contends that Buyer is not able to supply particular goods or merchandise customarily stocked by retail supermarkets, or that the terms offered by Buyer are not reasonably comparable to those offered by Buyer to other pur-chasers described above, then Seller shall so advise Buyer in writing specifying such contention with particularity if, within 30 days after receipt of such notice, Buyer does not offer to supply goods or merchandise so specified or does not advise Seller that the terms and conditions offered are reasonably comparable to those offered to such other purchasers, Seller shall be free to secure such specified goods and merchandise from any source it desires. If Buyer demonstrates that it is offering reasonably comparable terms and Seller, nonetheless, purchases from another source, and if such purchase violates the said 50 percent purchase requirement, then such purchase or purchases shall constitute a default under this Agreement. In the event of a breach of this covenant, Seller agrees to pay Buyer as liquidated damages and not as a penalty or forfeiture a sum computed as follows:

                    (i) the average weekly purchases from date of the agreement to the date of the breach shall be determined;

                   (ii) the average weekly purchases so determined shall then be multiplied by the number of weeks from the date of the breach to the end of the term of the purchase agreement; and

                  (iii) the computed sum shall be multiplied by two and one-quarter percent (2 1/4%) to determine the liquidated damages due and owing Buyer by reason of Seller's default. Such sum shall become immediately due and owing within 15 days from date of written notice of the liquidated damages.

               In addition to the foregoing liquidate damages, Buyer may, at its option, require Seller to repurchase the stock acquired by Buyer hereunder. The Purchase Price to be $5,750,000, plus 22 percent of the accumulated net earnings after date of this Agreement or the original Purchase Price plus 12 percent per annum compounded annually, whichever sum is higher. Said sum shall be paid in cash 30 days following written notifi-cation of default. If the breach occurs other than at a year-end, an interim closing of the books will occur as of the date of the breach to establish the accumulated net earnings as of said date.

               Notwithstanding the foregoing, if, after the expiration of said seven (7) year period, Seller should elect not to continue to purchase from Buyer goods and merchandise in weekly amounts as provided above, then, in that event, Seller shall be required and hereby agrees to purchase from Buyer the stock which is the subject of this Agreement. The Purchase Price, computed pursuant to the foregoing formula, will be due and owing within 30 days from date of written notice from Buyer to Seller. All unpaid balances shall bear interest at the rate of 12 percent per annum.

          2.4 Authorization; No Breach. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby to which Seller is a party have been duly authorized by Seller. This Agreement and each other agreement contemplated hereby, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of the Seller, enforceable against Seller in accordance with its terms. The execution and delivery by Seller of this Agreement and all other agreements contemplated hereby to which Seller is a party, the offering and sale of the Shares hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Seller, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of; (ii) constitute a default under; (iii) result in the creation of any lien, security interest, charge, or encumbrance upon the capital stock or assets of Seller, (iv) give any third party the right to accelerate any obligation under; (v) result in a violation of; or (vi) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body pursuant to the charter or Bylaws of Seller or any law, statute, rule, or regulation to which Seller is subject, or any agreement, instrument, order, judgment, or decree to which Seller is subject.

          2.5 Conduct of Business; Liabilities. Seller is not in default under, and no condition exists that, with notice or lapse of time, or both, would constitute a default of the Seller under (i) any mortgage, loan agreement, indenture, evidence of indebtedness, or other instrument evidencing borrowed money to which the Seller is a party or by which the Seller or the properties of the Seller are bound; or (ii) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely the business, financial condition, or results of operations of the Seller taken as a whole.

          2.6 Financial Statements. The audited balance sheet of the Seller as of December 31, 1992, in the form attached to this Agreement as Schedule "2.6(a)" (the "December 31, 1992 Balance Sheet"), fairly presents the financial position of the Seller as of December 31, 1992, and the audited income statements of the Seller for the years ended December 31, 1991, and 1992, in the form attached to this Agreement as Schedule "2.6(a)" (the "December 31, 1992 Income Statement"), fairly presents the results of operations of the Seller for the years ended December 31, 1991, and 1992, and both have been prepared in accordance with generally accepted accounting principles, consistently applied, and in a manner substantially consistent with prior financial statements of the Seller. The December 31, 1992 Balance Sheet and the December 31, 1992 Income Statement are referred to collectively in this Agreement as the "December 31, 1992 Statements." The unaudited balance sheet and income statement of the Seller as of December 31, 1993, and for the 12 months then ended, in the form attached hereto as Schedule "2.6(b)" (the "Unaudited Financial Statements"), fairly present the financial position of the Seller as of December 31, 1993, and the results of operations for the 12 months then ended and have been prepared in accordance with generally accepted accounting principles consistently applied and in a manner substantially consistent with the December 31, 1992 Statements, except for differences resulting from normally occurring audit adjustments, including, but not limited to, income tax and tax accrual adjustments, or as noted in the Unaudited Statements or the notes thereto. There are no adjustments that would be required on audit of the Unaudited Statements that would, individually or in the aggregate, have a material negative effect upon the Seller's reported financial condition.

          2.7 No Undisclosed Liabilities. Except for liabilities and obligations incurred in the ordinary course of business since December 31, 1992 (the "Statement Date"), the Seller is not subject to any material liability or obligation that was required to be included or adequately reserved against in the Unaudited Statements or described in the notes thereto and was not so included, reserved against, or described.

          2.8 Absence of Certain Changes. Except as contemplated or permitted by this Agreement, since the Statement Date there has not been:

               (a) Any material adverse change in the business, financial condition, operations, or assets of the Seller or any Subsidiary;

               (b) Any damage, destruction, or loss, whether covered by insurance or not materially adversely affecting the properties or business of the Seller;

               (c) Any sale or transfer by the Seller of any tangible or intangible asset other than in the ordinary course of business, any mortgage or pledge or the creation of any security interest, lien, or encumbrance on any such asset, or any lease of property, including equipment, other than in the ordinary course of business;

               (d) Any declaration, setting aside, or payment of a dividend or other distribution in respect of, or the redemption or other repurchase by the Seller of any capital stock of the Seller;

               (e) Any transaction not in the ordinary course of business of the Seller;

               (f) The lapse of any material trademark, assumed name, trade name, service mark, copyright, or license or any application with respect to the foregoing;

               (g) The grant of any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing, or other plan or commitment) other than customary increases on a periodic basis or required by agreement or understanding in the ordinary course of business and in accordance with past practice;

               (h) The discharge or satisfaction of any material lien or encumbrance or the payment of any material liability other than current liabilities in the ordinary course of business;

               (i) The making of any loan, advance, or guaranty to or for the benefit of any person other than a wholly-owned Subsidiary except the creation of accounts receivable in the ordinary course of business; or

               (j)  An agreement to do any of the foregoing.

          2.9 Title and Related Matters. Seller has good and marketable title to all of its property and assets included in the Unaudited Statements, free and clear of all security interests, mortgages, liens, pledges, charges, claims, or encumbrances of any kind or character, except (i) statutory liens for property taxes not yet delinquent or payable subsequent to the date of this Agreement and statutory or common-law liens securing the payment or per-formance of any obligation of the Seller, the payment or performance of which is not delinquent, or that is payable without interest or penalty subsequent to the date on which this representation is given, or the validity of which is being contested in good faith by the Seller; (ii) claims, easements, liens, and other encumbrances of record pursuant to filings under real property recording statutes; and (iii) as described in the Unaudited Statements or the notes thereto.

          2.10 Litigation. Except for the matter "Coos-Curry Electric Cooperative, Inc. v. Wilson's Distribution Service, Inc., C & K Market, Inc., et al, there are no actions, suits, proceedings, orders, investigations, or claims pending, or, to the best of the Seller's knowledge, overtly threatened against the Seller or any property of either, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality; Seller is not subject to any arbitration proceedings under collective bargaining agreements, or otherwise or, to the best of the Seller's knowledge, any governmental investigations or inquiries; and, to the best knowledge of the directors and responsible officers of Seller, there is no basis for any of the foregoing.

          2.11 Tax Matters. Seller has filed all United States, state, local, and foreign tax returns and reports heretofore required to be filed by it and has paid all taxes shown as due thereon; and no taxing authority has asserted any deficiency in the payment of any tax or informed the Seller that it intends to assert any such deficiency or to make any audit or other investigation of the Seller for the purpose of determining whether such a deficiency should be asserted against the Seller.

          2.12 Compliance with Laws. Seller is, in the conduct of its business, in compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to it, the enforcement of which, if the Seller was not in compliance therewith, would have a materially adverse effect on the business of the Seller, taken as a whole. Seller has not received any notice of any asserted present or past failure by the Seller to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.

          2.13 Insurance. Seller is not in material default with respect to its obligations under any insurance policy maintained by it.

          2.14  Employees and Labor Relations Matters.

               (a) Seller is not aware that any executive or key employee of the Seller or any group of employees of the Seller has any plans to terminate employment with Seller;

               (b) Seller has complied in all material respects with all labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other taxes;

               (c) There is no unfair labor practice charge, complaint, or other action against the Seller pending or, to the Seller's best knowledge, threatened before the National Labor Relations Board and the Seller is not subject to any order to bargain by the National Labor Relations Board;

               (d) There is no labor strike, dispute, request for representation, slowdown, or stoppage pending or, to the Seller's best knowledge, threatened against the Seller, except for Central Point, Oregon, bakery deli department;

               (e) No questions concerning representation have been raised or, to Seller's best knowledge, are threatened with respect to employees of the Seller, except for Central Point, Oregon, bakery deli department;

               (f) No grievance that might have a material adverse effect on the Seller and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the best knowledge of the directors and responsible officers of the Seller, no basis exists for any such grievance or arbitration proceeding; and

               (g) To the best knowledge of the directors and responsible officers of the Seller, no employee of the Seller is subject to any noncompetition, nondisclosure, confidentiality, employment, consulting, or similar agreements with persons other than the Seller relating to the present business activities of the Seller.

          2.15 Disclosure. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates, or other items prepared or supplied to Buyer by or on behalf of the Seller with respect to the Purchase contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. No responsible officer or director of the Seller has intentionally concealed any fact known by such person to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer relations, employee relations, or business prospects of the Seller, taken as a whole.

          2.16 Power of Attorney. No material power of attorney or similar authorization given by the Seller is presently in effect or outstanding.

          2.17 Accounts Receivable. All accounts receivable of the Seller reflected in the Unaudited Statements represent bona fide sales and vendor allowances arising in the ordinary course of business.

          2.18  Contracts and Commitments.

               (a) The Seller has no collective bargaining or union contracts agreement in effect or being negotiated;

               (b) The Seller is not in material default under any Contracts, nor, to the Seller's best knowledge, does there exist any event that, with notice or the passage of time or both, would constitute a material default or event of default by the Seller under any Contracts.

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF BUYER

     As a material inducement to Seller to enter into this Agreement and sell the Shares, Buyer hereby represents and warrants to Seller as follows:

          3.1 Organization; Power. Buyer is a corporation duly incorporated and validly existing under the laws of the state of Oregon, and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

          3.2 Authorization. The execution, delivery, and performance by Buyer of this Agreement and all other agreements contemplated hereby to which Buyer is a party have been duly and validly authorized by all necessary corporate action of Buyer, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Buyer enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

          3.3 No Conflict with Other Instruments or Agreements. The execution, delivery, and performance by Buyer of this Agreement and all other agreements contemplated hereby to which Buyer is a party will not result in a breach or violation of, or constitute a default under, its Articles of Incorporation or Bylaws or any material agreement to which Buyer is a party or by which Buyer is bound.

          3.4 Governmental Authorities. Except as set forth in Schedule "3.4," (i) Buyer is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with the execution and delivery by Buyer of this Agreement and the consummation of the purchase; and (ii) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by Buyer or any affiliate in connection with Buyer's execution, delivery, and performance of this Agreement and the consummation of the Purchase.

          3.5 Litigation. There are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to the knowledge of Buyer, threatened against Buyer or its properties, assets, operations, or businesses that might delay, prevent, or hinder the consummation of the Purchase.

          3.6  Investment Representations.

               (a) Buyer is acquiring the Shares for its own account with the intention of holding such securities for purposes of investment, and Buyer has no intention of selling such securities in a public distribution in violation of the United States securities laws or any applicable state securities laws. During the course of the negotiation of this Agreement, Buyer has reviewed all information provided to it by the Seller and has had the opportunity to ask questions of and receive answers from representatives of the Seller concerning the Seller, the securities offered and sold hereby, and the Purchase, and to obtain certain additional information requested by Buyer.

               (b) Buyer understands that the Shares to be purchased have not been registered under the Securities Act of 1933 as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

               (c) Buyer understands that the Shares cannot be resold in a transaction to which the Securities Act applies unless subsequently registered under the Securities Act or an exemption from such registration is available. Buyer is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

               (d) Buyer understands that no public market now exists for any of the securities issued by the Seller and that it is uncertain that a public market will ever exist for the Shares.

               (e) Buyer understands that the certificates for the Shares will bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISPOSITION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

               (f) Buyer acknowledges that the Shares acquired herein will be further subject to a Buy Sell Agreement between Seller and Seller's shareholders, a copy of which is attached hereto, marked as Schedule "3.6(f)," and by this reference incorporated herein.

          3.7 Brokerage. There are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the Purchase based on any arrangement or agreement entered into by Buyer and binding upon Seller.

          3.8 Option to Seller to Repurchase Shares. In the event Seller has performed all of its obligations under this Agreement and is not in breach thereof and no condition exists that, with the giving of notice or lapse of time or both, would constitute a breach or default under this Agreement or any other agreement between the parties hereto, including, but not limited to, those arising from Seller's purchase of goods from Buyer and provided Seller has performed all of its obligations to United Resources, Inc., then Seller is granted an option to repurchase the 145,256 Shares of stock. This option granted to Seller to repurchase may not be exercised prior to June 30, 2001. Notification of Seller's exercise of said option shall be in writing, addressed to Buyer in care of its President. The purchase price will be Buyer's original cost, plus 22 percent of the accumu-lated net earnings after date of this Agreement or Seller's original cost, plus 12 percent per annum, compounded annually, whichever amount is greater. Payment shall be in cash payable to Buyer within 30 days of exercise of the option. If, however, notwithstanding the foregoing, Seller shall become a party to an initial public offering ("IPO") within 12 months following its repurchase of the Shares in accordance with its option, and the consideration received by Seller for its Shares pursuant to said IPO is greater than the consideration paid Buyer for its Shares under the option, then, in that event, Buyer shall be paid the higher price for the Shares repurchased by Seller. Payment of such greater price shall be paid to Buyer within 60 days following receipt by Seller of such greater sum.

          3.9 Option to Buyer to Purchase Additional Shares. So long as Buyer shall be a shareholder of Seller, in the event Seller desires to issue any additional shares of stock, or in the event any of Seller's shareholders desire to sell, assign or transfer any of their stock in Seller, then, in that event, Seller or Seller's shareholders shall first offer unto Buyer the right of first refusal to purchase said shares upon such terms and conditions as the selling or transferring party is prepared to sell to a third party or parties, net of any fees or commissions which would otherwise be charged. Seller or its shareholders shall provide Buyer with written notice of the intended transfer. Said notice shall specify the number of shares offered, the Purchase Price and terms for payment. Seller or its shareholders shall also provide to Buyer all documents, instruments, agreements, offers, appraisals, inventories, equipment lists, financial statements, and such other material and information as Buyer may reasonably request to aid in its decision to exercise or decline to purchase as herein provided. Buyer shall have a period of 45 days from date of receipt of such written notice to accept or reject such offer. Acceptance or rejection of the offer by Buyer shall be evidenced by written notice from Buyer to the intended transferor within the above specified 45 day period. If Buyer elects to purchase such shares, Buyer shall be irrevocably obligated to purchase upon the specified terms contained in Seller's or Seller's shareholder's notice. Closing of the transaction shall be within 60 days from date of Buyer's acceptance. Seller or its shareholders shall provide documentation for the transfer in form acceptable to Buyer representing and warranting that title to the transferred stock is free and clear of all liens and encumbrances and that the selling party has requisite authority to make the transfer. If Buyer elects not to purchase, then Seller or its shareholders will be free to transfer the offered shares to a third party on the identical terms offered to Buyer.

               (a) Notwithstanding the foregoing, it is acknowledged by and between the parties hereto that a transfer, by gift or as a result of death, of ownership of the stock owned by Raymond Nidiffer and/or June Nidiffer to his or her lawful issue is permitted; provided such issue transferee holds such stock subject to the terms of this Agreement and the heretofore referenced Buy Sell Agreement marked as Schedule "3.6(f)."

SECTION 4.     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

     Each and every obligation of Buyer under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

          4.1 Representations and Warranties; Performance. Each of the representations and warranties made by the Company herein will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement; Seller and the Company will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them prior to the Closing; and Buyer will have received, at the Closing, a certificate of the Company and Seller, signed by the President and the Chief Financial Officer of the Company and Seller, stating that each of the representations and warranties made by the Company herein is true and correct in all material respects as of the Closing, except for changes contemplated, permitted, or required by this Agreement and that Seller and the Company have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them prior to the Closing.

          4.2 No Proceeding or Litigation. No action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of Closing, against Seller, the Company, or Buyer or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change the Purchase, questioning the validity or legality of the Purchase, or seeking damages in connection with the Purchase.

          4.3 Material Change. From the date of this Agreement to the Closing, the Company shall not have suffered any material adverse change (whether or not such change is referred to or described in any supplement to any Schedule to this Agreement) in its business prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise), or operations.

          4.4 Corporate Action. Seller will have furnished to Buyer on Buyer's request:

               (a) The corporate charter and all amendments thereto and restatements thereof of the Seller certified by the official having custody over corporate records in the jurisdiction of incorporation of the corporation in question;

               (b) The current Bylaws and minutes of all meetings and consents of shareholders and directors of the Seller;

               (c) Each certificate of qualification to do business as a foreign corporation of the Seller;

               (d)  All stock transaction records of the Seller; and

               (e) A certificate of the Secretary or Assistant Secretary of the Seller as to the accuracy, currency, and completeness of each of the above documents, the incumbency and signatures of officers of the Seller, the absence of any amendment to the charter documents of the Seller, and the absence of any proceeding for dissolution or liquidation of the Seller.

SECTION 5.     TERMINATION

          5.1 Termination Without Cause. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other by mutual consent of Buyer and Seller.

          5.2 Termination Procedure. Any party having the right to terminate this Agreement may terminate this Agreement by delivering to the other party written notice of termination, and thereupon, this Agreement will be terminated without obligation or liability of any party in favor of any other party.

SECTION 6.     RIGHT OF FIRST REFUSAL

     If and whenever, so long as Buyer is a shareholder of Seller, the Seller proposes to sell or dispose of all or any part of its authorized, but unissued stock, Seller will first offer to sell such shares to the Buyer upon such terms, conditions and price as it will propose to any third party. The offer shall be in writing and shall remain open for acceptance by Buyer for a period of not less than 45 days from date of the written notice of the offer. If the offer is not accepted by Buyer upon the expiration of the 45 day period, Seller shall then be free to dispose of the shares not purchased by Buyer.

SECTION 7.     MISCELLANEOUS PROVISIONS

          7.1 Public Announcements. No press release or other announcement to the employees, customers, or suppliers of the Company related to this Agreement or the Purchase will be issued without the joint approval of Buyer and Seller, unless required by law, in which case Buyer and Seller will consult with each other regarding the announcement.

          7.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by Buyer and Seller.

          7.3  Waiver of Compliance; Consents.

               (a) Any failure of any party to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

               (b) Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

          7.4 Notices. All notices, requests, demands, and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or two days after being mailed by certified or registered mail, return receipt requested, with postage prepaid:

          If to Buyer:

                    United Grocers, Inc.
                    PO Box 22187
                    Portland OR 97269-2187

or to such other person or address as Buyer furnishes to Seller pursuant to the above.

          If to Seller:

                    C & K Market, Inc.
                    PO Box 730
                    Brookings OR 97415

or to such other address as Seller furnishes to Buyer pursuant to the above.

          7.5 Assignment. This Agreement will not be assigned by a party hereto without the prior written consent of the other parties hereto. No permitted assignment will release the assignor from its obligations hereunder. Subject to the foregoing, this Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and personal representatives. Nothing in the Agreement, express or implied, is intended to confer on any person other than the parties hereto, or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          7.6 Governing Law. All matters with respect to this Agreement, including, but not limited to, matters of validity, construction, effect, and performance, will be governed by the laws of the State of Oregon applicable to contracts made and to be performed therein between residents thereof, regardless of the laws that might be applicable under principles of conflicts of law.

          7.7 Counterparts. This Agreement may be executed in two or more fully or partially executed counterparts, each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

          7.8 Certain Rules of Construction. The provisions of this Agreement have been examined, negotiated, and revised by counsel for each party, and no implication will be drawn against any party hereto by virtue of the drafting of this Agreement.

          7.9 Entire Agreement. This Agreement and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to in such documents. This Agreement and such documents supersede all prior agreements and understandings among the parties with respect to the subject matter hereof.

          7.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement.

          7.11 Attorney Fees. If any action is brought by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing party will be entitled to reasonable attorney fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom.

          7.12 Payment of Fees and Expenses. Each party to this Agreement will be responsible for, and will pay, all of its own fees and expenses, including those of its counsel and accountants, incurred in the negotiation, preparation, and consummation of the Agreement and the Purchase.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

     Seller:                       C & K Market, Inc.


                                   By Raymond L. Nidiffer

                                   Title:  President


     Buyer:                        United Grocers, Inc.


                                   By Alan C. Jones

                                   Title:  President
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